UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 2, 2008
MGIC Investment Corporation
(Exact Name of Registrant as Specified in Its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475

(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of Principal Executive Offices)	(Zip Code)
(414) 347-6480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     The Company is in the process of amending certain agreements pursuant to which equity incentive awards have been granted to the Company’s employees (the “Equity Award Agreements”) and the Company’s Key Executive Employment and Severance Agreements (“KEESAs”). The named executive officers are among the employees who are parties to the Equity Award Agreements and the KEESAs. These amendments are in connection with the Company’s review of the requirements of Section 409A of the Internal Revenue Code, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”). Section 409A governs “nonqualified deferred compensation” arrangements and it imposes an additional tax and penalties on employees if a covered arrangement does not comply with Section 409A.
     The changes to the Equity Award Agreements are technical changes intended to conform them to, or otherwise relate to, Section 409A. The changes to the KEESAs are also technical changes intended to conform them to, or otherwise relate to, Section 409A. The KEESA changes include changing the definition of “good reason” to conform to Section 409A and changing certain cash payments under the KEESAs from a single lump sum payable upon the occurrence of an event designated in the KEESA to two lump sums, the first of which is payable upon the occurrence of such an event and the second of which is payable six months and one day later if the full amount cannot be paid on the first payment date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: December 5, 2008	By:	/s/ Joseph J. Komanecki
Joseph J. Komanecki
Senior Vice President, Controller and Chief Accounting Officer